UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 14, 2015

COMM 2015-CCRE22 Mortgage Trust
(Exact name of issuing entity)

Deutsche Mortgage & Asset Receiving Corporation
(Exact name of registrant as specified in its charter)

German American Capital Corporation
Cantor Commercial Real Estate Lending, L.P.
Natixis Real Estate Capital LLC The Bank of New York Mellon
(Exact names of sponsors as specified in their charters)

Delaware	333-193376-17	04-3310019
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Wall Street	New York, New York	10005
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 250-2500

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 25, 2015, a series of mortgage pass-through certificates, entitled COMM 2015-CCRE22 Mortgage Trust Commercial Mortgage Pass-Through Certificates (the “Certificates”), was issued by COMM 2015-CCRE22 Mortgage Trust, a New York common law trust (the “Issuing Entity”), pursuant to the Pooling and Servicing Agreement, dated as of March 1, 2015 (the “Pooling and Servicing Agreement”), between Deutsche Mortgage & Asset Receiving Corporation (the “Registrant”), as depositor, Wells Fargo Bank, National Association, as master servicer, LNR Partners, LLC, as a special servicer, Midland Loan Services, a Division of PNC Bank, National Association, as a special servicer, Deutsche Bank Trust Company Americas, as certificate administrator, paying agent and custodian, Wilmington Trust, National Association, as trustee, and Park Bridge Lender Services LLC, as operating advisor.

The Mortgage Loan identified as “100 West 57th Street” on Exhibit B to the Pooling and Servicing Agreement (the “100 West 57th Street Mortgage Loan”), which is an asset of the Issuing Entity, is part of a pari passu loan combination (the “100 West 57th Street Loan Combination”) that includes the 100 West 57th Street Mortgage Loan and two other pari passu loans, which are not assets of the Issuing Entity (each, a “100 West 57th Street Pari Passu Companion Loan”). The Pooling and Servicing Agreement provides that the 100 West 57th Street Loan Combination is to be serviced and administered (i) until the securitization of the 100 West 57th Street Pari Passu Companion Loan designated as Note A-1 (the “100 West 57th Street Note A-1 Pari Passu Companion Loan”), under the Pooling and Servicing Agreement, dated as of March 1, 2015 (the “COMM 2015-DC1 Pooling and Servicing Agreement”), between the Registrant, as depositor, KeyBank National Association, as master servicer, Rialto Capital Advisors, LLC, as special servicer, Wells Fargo Bank, National Association, as trustee, certificate administrator, paying agent and custodian, and Park Bridge Lender Services LLC, as operating advisor, and (ii) from and after the securitization of the 100 West 57th Street Note A-1 Pari Passu Companion Loan, under the pooling and servicing agreement entered into in connection with that securitization.

On July 14, 2015, the 100 West 57th Street Note A-1 Pari Passu Companion Loan was securitized pursuant to the Wells Fargo Commercial Mortgage Trust 2015-NXS2 securitization transaction. As of such date, the 100 West 57th Street Loan Combination, including the 100 West 57th Street Mortgage Loan, is being serviced and administered under the Pooling and Servicing Agreement, dated as of July 1, 2015 (the “WFCM 2015-NXS2 Pooling and Servicing Agreement”), between Wells Fargo Commercial Mortgage Securities, Inc., as depositor, Wells Fargo Bank, National Association, as master servicer, Rialto Capital Advisors, LLC, as special servicer, Pentalpha Surveillance LLC, as trust advisor, Wilmington Trust, National Association, as trustee, and Wells Fargo Bank, National Association, as certificate administrator, tax administrator and custodian. The WFCM 2015-NXS2 Pooling and Servicing Agreement is attached hereto as Exhibit 99.1.

The terms and conditions of the WFCM 2015-NXS2 Pooling and Servicing Agreement applicable to the servicing of the 100 West 57th Street Mortgage Loan are substantially similar to the terms and conditions of the COMM 2015-DC1 Pooling and Servicing Agreement; however, the special servicing arrangements under the WFCM 2015-NXS2 Pooling and Servicing Agreement differ in certain respects. For example, (i) the special servicing fee rate payable with respect to the 100 West 57th Street

Mortgage Loan to Rialto Capital Advisors, LLC under the WFCM 2015-NXS2 Pooling and Servicing Agreement is 0.25% per annum, however, under the WFCM 2015-NXS2 Pooling and Servicing Agreement, Rialto Capital Advisors, LLC will be entitled to a minimum monthly special servicing fee of $3,500 in respect of specially serviced mortgage loans, (ii) the work out fees payable with respect to the 100 West 57th Street Mortgage Loan is 1.0% per annum, however the workout fee under the WFCM 2015-NXS2 Pooling and Servicing Agreement does not have a maximum cap amount of $1,000,000 and (iii) the liquidation fee rate payable with respect to the 100 West 57th Street Mortgage Loan is 1.0% per annum, however if such rate would result in an aggregate liquidation fee less than $25,000 then the liquidation fee rate will be equal to the lesser of (1) 3.0% of the liquidation proceeds or (2) such lower rate as would result in an aggregate liquidation fee equal to $25,000.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits:

99.1	Pooling and Servicing Agreement, dated as of July 1, 2015, between Wells Fargo Commercial Mortgage Securities, Inc., as depositor, Wells Fargo Bank, National Association, as master servicer, Rialto Capital Advisors, LLC, as special servicer, Pentalpha Surveillance LLC, as trust advisor, Wilmington Trust, National Association, as trustee, and Wells Fargo Bank, National Association, as certificate administrator, tax administrator and custodian.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Deutsche Mortgage & Asset Receiving
Corporation

By:/s/ Matt Smith
Name: Matt Smith
Title: Director

By:/s/ Natalie Grainger
Name: Natalie Grainger
Title: Director

Date: November 24, 2015

EXHIBIT INDEX

Exhibit Number	Description
99.1	Pooling and Servicing Agreement, dated as of July 1, 2015, between Wells Fargo Commercial Mortgage Securities, Inc., as depositor, Wells Fargo Bank, National Association, as master servicer, Rialto Capital Advisors, LLC, as special servicer, Pentalpha Surveillance LLC, as trust advisor, Wilmington Trust, National Association, as trustee, and Wells Fargo Bank, National Association, as certificate administrator, tax administrator and custodian.